Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
The Toro Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-47260, 333-57198, 333-89260, 333-89262, 333-135033, 333-119504, 333-119506, 333-151086, 333-159767, 333-39052, 033-59563, 333-11860, 333-100004, 333-87461, 333-165582, and 333-204336) on Form S-8 of The Toro Company of our report dated December 22, 2016, with respect to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity, and cash flows, and related financial statement schedule for each of the fiscal years in the three-year period ended October 31, 2016, and the effectiveness of internal control over financial reporting as of October 31, 2016, which report is included in the annual report on Form 10-K of The Toro Company.

/s/ KPMG LLP

Minneapolis, Minnesota
December 22, 2016